Exhibit 99.3
October 3, 2007 Comin' Right Up(tm) Investor Conference Diana Wynne SVP, Corporate Affairs

Safe-Harbor Statement CBRL Group, Inc. ("the Company") urges caution in considering current trends and earnings guidance disclosed in this presentation. Except for specific historical information, matters discussed in this presentation are forward-looking statements that involve risks, uncertainties and other factors that may cause actual results and performance of the Company to differ materially from those expressed or implied in this discussion. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. More detailed information on risks, uncertainties, and other factors is provided in the Company's filings with the Securities and Exchange Commission, press releases and other communications. Reconciliations of non-GAAP financial disclosures to comparable GAAP measures found in this presentation may be viewed on the Company's website at cbrlgroup.com. Assume all numbers presented are unaudited unless noted.

Agenda 7:15 a.m. Diana Wynne: Welcome/ Schedule for Day 7:20 a.m. Doug Couvillion/Brian Eytchison Training Kitchen/Model Retail Store 7:50 a.m. Model Retail Store/Training Kitchen Reconvene in auditorium 8:20 a.m. Mike Woodhouse: One Brand--Simplify, Focus & Execute 8:50 a.m. Doug Barber: It's All About the Guest Experience! 9:20 a.m. Break

Agenda 9:35 a.m. Terry Maxwell/Deb Evans: Brand Leverage Through Retail 10:05 a.m. Simon Turner: Marketing-Winning the Minds of Customers 10:35 a.m. Break 10:50 a.m. Ed Greene: Purchasing/Commodities Overview 11:10 a.m. Larry White: Financial Review and Outlook 11:40 a.m. Mike Woodhouse: Wrap-up and Q&A 12:15 p.m. Bob Doyle: Product Development Showcase (Lunch) 1:45 p.m. Bus departs for airport